Exhibit 99.2

TRACKSOFT SYSTEMS, INC.
PRO FORMA BALANCE SHEET
August 31, 2011
(Unaudited)

	As Reported		Pro Forma

	Tracksoft Systems, Inc	Zizzaz, LLC
	8/31/2011	8/31/2011	Adjustments		Combined

ASSETS

CURRENT ASSETS:
Cash	$-	$-	$350,000	2	$350,000
Inventory	-	-	77,000	1	77,000

Total Current Assets	-	-	427,000		427,000

Intangible assets	-	-	923,000	1	923,000

Total Assets	$-	$-	$1,350,000		$1,350,000

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Related party payables	500	-	-	-	500

Total Current Liabilities	500	-	-		500

CONVERTIBLE NOTES PAYABLE	-	-	1,350,000	1,2	1,350,000

TOTAL LIABILITES	500	-	1,350,000		1,350,500

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock	2,335	-	-	-	2,335
Additional paid-in capital	9,365	-	-	-	9,365
Accumulated deficit	(12,200)	-	-	-	(12,200)

Total Stockholders' Equity	(500)	-	-		(500)

Total Liabilities and Stockholders' Equity	$-	$-	$1,350,000		$1,350,000

1
On February 6, 2012, the Company entered into an asset purchase agreement with Zizzaz LLC.  In accordance with the agreement, the Company issued $1,000,000 Senior Secured Convertible Notes. In return, the Company received all assets of Zizzazz LLC. The Pro Forma adjustment reflects the assets received at Fair Market Value

2	On February 6, 2012, the Company sold and and issued $350,000 in Sentior Secured Convertible Notes for gross proceeds of $350,000.

TRACKSOFT, SYSTEMS, INC.
PRO FORMA STATEMENT OF OPERATIONS
For the Year Ended August 31, 2011
(Unaudited)

	As Reported		Pro Forma

	Tracksoft System, Inc.	Zizzaz LLC
	8/31/2011	8/31/2011	Adjustments	Combined

TOTAL REVENUES	$-	$-	$-	$-

COST OF REVENUES	-	-	-	-

GROSS PROFIT	-	-	-	-

OPERATING EXPENSES:
General and administrative expenses	11,450	-	-	11,450

Total Operating Expenses	11,450	-	-	11,450

NET INCOME (LOSS)	$(11,450)	$-	$-	$(11,450)

TRACKSOFT, SYSTEMS, INC.
PRO FORMA STATEMENT OF OPERATIONS
For the Three Months Ended November 30, 2011
(Unaudited)

	As Reported		Pro Forma

	Tracksoft System, Inc.	Zizzaz LLC
	11/30/2011	11/30/2011	Adjustments		Combined

TOTAL REVENUES	$-	$-	$-		$-

COST OF REVENUES	-	-	-		-

GROSS PROFIT	-	-	-		-

OPERATING EXPENSES:
General and administrative expenses	15,099	43,360	(26,045)	1	32,414

Total Operating Expenses	15,099	43,360	(26,045)		32,414

NET INCOME (LOSS)	$(15,099)	$(43,360)	$26,045		$(32,414)

1	To deduct legal and professional costs associated with the transaction.